Exhibit (c)(17)

For Discussion Purposes Only
INVESTMENT BANKING
DIVISION
Goldman
Sachs
Project Baseball Preliminary Discussion Materials
Goldman, Sachs & Co.
December 20, 2016
Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

For Discussion Purposes Only
INVESTMENT BANKING
DIVISION
Goldman
Sachs
Overview of Braves Proposals Received to Date
20 - Oct Offer 05 - Dec Offer 20 - Dec Offer
Cash Per Share $ 24.13 $ 29.44 $ 29.44
Exchange Ratio 0.5502 x 0.4923 x 0.5105 x
Based on October 20 Braves Reference Price $ 56.50 $ 58.41 $ 59.48
Based on December 5 Braves Reference Price $ 54.48 $ 56.60 $ 57.60
Based on December 19 Braves Reference Price $ 55.24 $ 57.27 $ 58.30
Note: Assumes USD / GBP exchange rate of 1.2250 x as of 20-Oct-16, 1.2703 x as of 05-Dec-16 and 1.2421 x as of 19-Dec-16, per Braves offer letters.
1

For Discussion Purposes Only
INVESTMENT BANKING
DIVISION
Goldman
Sachs
Implied Value of Various Braves Proposals Since Original Offer Date
Stock Price
$63
$60
$57
$54
$51
$48
$45
As of 20-Oct-2016
Implied 20-Dec Offer Value: $59.48/share Implied Premium to 20-Oct-2016 Price: 26.1%
As of 20-Oct-2016
Implied 5-Dec Offer Value: $58.41/share Implied Premium to 20-Oct-2016 Price: 23.8%
20-Oct Offer Premium: 19.8%
20-Oct-2016
Undisturbed Date
$ 58.30
$ 57.27
$ 56.50
$ 55.97
$ 55.24
26-Sep-2016 08-Oct-2016 20-Oct-2016 01-Nov-2016 13-Nov-2016 25-Nov-2016 07-Dec-2016 19-Dec-2016
Royals Implied Value of 20-Dec Offer Implied Value of 5-Dec Offer
Implied Value of 20-Oct Offer Implied Value of 20-Oct Offer as of 20-Oct-2016
Source: CapIQ and Bloomberg as of 19-Dec-2016
Note: 20-Oct offer assumed fixed $24.13 cash per share and a 0.5502x Braves / Royals exchange ratio. 5-Dec offer reflects $29.44 cash per share and 0.4923x Braves / Royals exchange ratio. 20-Dec offer reflects $29.44 cash per share and 0.5105x Braves / Royals exchange ratio.
Perspectives on Revised Offer 2

For Discussion Purposes Only

Goldman Sachs

Review of Braves Stock Price performance Since Original Proposal

INVESTMENT BANKING DIVISION


£49
£48
£47
£46
£45
£44
£43
£42
Stock Price
$60
$58
$56.53
$56
£45.52
$54
$52
$50
Stock Price
10-Nov-2016
Braves trades down 7.0% in two days following U.S. presidential election, driven by broader market rotation away from consumer staples
5-Dec-2016
Media reports speculation of "modest" increase of ~5% in Braves proposal to acquire Royals; Stock closes down 0.5%
19-Dec-2016
Media continues to speculate Braves will increase offer price, including a change in the cash/ stock mix of the proposed transaction; stock closes up 1.0%
21-Oct-2016
After a modest intraday increase upon announcement, Braves closes down 2.9% on date of initial proposal to acquire Royals
8-Nov-2016
U.S. Election
20-Oct-2016
01-Nov-2016
13-Nov-2016
25-Nov-2016
07-Dec-2016
19-Dec-2016
Braves (£)
Braves ($)

Source: CapIQ and Bloomberg as of 19-Dec-2016

Perspectives on Revised Offer

3

For Discussion Purposes Only
INVESTMENT BANKING
DIVISION
Goldman
Sachs
Sensitivity of Exchange Ratios Based on Current Proposal
Exchange Ratio Implied Prices, Including $29.44 in Cash
Current
Offer
0.4923 x 0.5105 x 0.515 x 0.520 x 0.525 x 0.530 x 0.535 x 0.540 x 0.545 x 0.5502 x
October 20 $ 58.41 $ 59.48 $ 59.74 $ 60.04 $ 60.33 $ 60.62 $ 60.92 $ 61.21 $ 61.51 $ 61.81
December 5 $ 56.60 $ 57.60 $ 57.85 $ 58.13 $ 58.40 $ 58.68 $ 58.96 $ 59.23 $ 59.51 $ 59.79
December 19 $ 57.27 $ 58.30 $ 58.56 $ 58.84 $ 59.12 $ 59.40 $ 59.69 $ 59.97 $ 60.25 $ 60.55
2018 Acc / Dil @$29.44 Cash / Share
Royals Perspective1 15.9% 15.1% 14.9% 14.7% 14.5% 14.3% 14.1% 13.9% 13.7% 13.5%
Braves Perspective2 7.0% 6.3% 6.1% 6.0% 5.8% 5.6% 5.4% 5.2% 5.0% 4.8%
Nominal Increase From Initial Offer (vs. $56.50 initial offer quoted value)3
$ / Share $ 0.77 $ 1.80 $ 2.06 $ 2.34 $ 2.62 $ 2.90 $ 3.19 $ 3.47 $ 3.75 $ 4.05
1.4% 3.2% 3.6% 4.1% 4.6% 5.1% 5.6% 6.1% 6.6% 7.2%
Economic Increase From Initial Offer (Assuming no change in Braves’ reference price) 4
$ / Share $ 1.91 $ 2.98 $ 3.24 $ 3.54 $ 3.83 $ 4.12 $ 4.42 $ 4.71 $ 5.01 $ 5.31
3.4% 5.3% 5.7% 6.3% 6.8% 7.3% 7.8% 8.3% 8.9% 9.4%
Note: Assumes USD / GBP exchange rate of 1.2250 x as of 20-Oct-16, 1.2703 x as of 05-Dec-16 and 1.2421 x as of 19-Dec-16, per Braves offer letters. Assumes 1,431mm diluted shares outstanding, net debt of $11,220mm as of 30-Sep-2016 balance sheet all per the Royals Management team (“Royals Management”).
1 Assumes operational & financial synergies of $500mm as per Royals management. Assumes tax implications of $200mm from allocation of overhead and elimination of tax on dividend and share repurchase as well as 4.75% guarantee fee on cash transaction consideration and $6bn of refinanced debt, taxed at 36.2%.
2 Assumes operational & financial synergies of $500mm as per Royals management. Assumes tax implications of $80mm from allocation of overhead and elimination of tax on dividend and share repurchase as well as 1.5% guarantee fee on cash transaction consideration, taxed at 36.2%, all per Royals management.
3 Represents difference between initial offer value of $56.50 / share (comprised of $24.13 / share in cash and a 0.5502x exchange ratio) as of 20-Oct-16 and current offer of $29.44 / share in cash across exchange ratios priced as of 19-Dec-16.
4 Represents difference between initial offer value of $56.50 / share (comprised of $24.13 / share in cash and a 0.5502x exchange ratio ) as of 20-Oct-16 and current offer of $29.44 / share in cash across exchange ratios priced as of 20-Oct-16.
4

For Discussion Purposes Only
INVESTMENT BANKING
DIVISION
Goldman
Sachs
Braves and Royals Anticipated Dividend Timing
Royals Anticipated Quarterly Dividends Per Share
Estimated Ex-Date
Estimated Payable Date
Dividend Per Share
Aggregate Dividend to Braves ($mm)
Taxes on Dividend @ 6.0% ($mm)
Value / Purchased Share
12/8/2016 1/3/2017 $0.46 $277 $17 $0.02
3/7/2017 4/1/2017 $0.46 $277 $17 $0.02
6/6/2017 7/3/2017 $0.51 $307 $18 $0.02
9/5/2017 10/2/2017 $0.51 $307 $18 $0.02
12/7/2017 1/3/2018 $0.51 $307 $18 $0.02
Braves Anticipated Quarterly Dividends Per Share
Estimated Ex-Date
Estimated Payable Date
Dividend Per Share
Adjusted DPS to Royals1
3/6/2017 5/4/2017 £1.11 $0.70
8/7/2017 9/29/2017 £0.54 $0.34
3/15/2018 5/3/2017 £1.12 $0.71
$0.24 difference per share
$0.04 per share in tax expected to be paid by Braves before potential transaction close
Source: Royals and Braves management projections and Wall Street Research projections, market data as of 19-Dec-2016
1 Calculated as Braves anticipated dividends per share multiplied by the exchange ratio implied by the current offer (0.5105x) multiplied by the exchange rate as of 19-Dec-2016 (1.2421).
5

For Discussion Purposes Only
INVESTMENT BANKING
DIVISION
Goldman
Sachs
Appendix A: Supplemental Information

For Discussion Purposes Only

INVESTMENT BANKING DIVISION

Goldman Sachs

Overview of Various Braves Proposals

($ in millions, except per share data)

	Standalone				20-Oct Offer Implied By		05-Dec Offer Implied By		20-Dec Offer Implied By	
	Royals		Braves		20-Oct-16	19-Dec-16	20-Oct-16	19-Dec-16	20-Oct-16	19-Dec-16
USD / GBP					*1.2250 x*	*1.2421 x*	*1.2250 x*	*1.2421 x*	*1.2250 x*	*1.2421 x*
Braves Reference Share Price					$ 58.84	$ 56.53	$ 58.84	$ 56.53	$ 58.84	$ 56.53
Exchange Ratio					0.5502 x	0.5502 x	0.4923 x	0.4923 x	0.5105 x	0.5105 x
Implied Value of Stock Offer Per Share					$ 32.37	$ 31.11	$ 28.97	$ 27.83	$ 30.04	$ 28.86
Cash Offer Per Share	20-Oct-16	19-Dec-16	20-Oct-16	19-Dec-16	$ 24.13	$ 24.13	$ 29.44	$ 29.44	$ 29.44	$ 29.44
Implied Transaction Share Price[1]	$ 47.17	$ 55.97	£ 48.03	£ 45.52	$ 56.50	$ 55.24	$ 58.41	$ 57.27	$ 59.48	$ 58.30
Premium To Pre-Offer Price (20-Oct-2016)					19.8 %	17.1 %	23.8 %	21.4 %	26.1 %	23.6 %
Illustrative Equity Value	$ 67,486	$ 80,076	£ 89,758	£ 85,058	$ 80,837	$ 79,025	$ 83,561	$ 81,939	$ 85,093	$ 83,411
Enterprise Value[2]	**$ 78,706**	**$ 91,296**	**£ 74,255**	**£ 67,601**	**$ 92,057**	**$ 90,245**	**$ 94,781**	**$ 93,159**	**$ 96,313**	**$ 94,631**
Enterprise Value / LTM EBITDA	13.8 x	16.0 x	14.1 x	12.8 x	16.1 x	15.8 x	16.6 x	16.3 x	16.8 x	16.5 x
Enterprise Value / 2016E EBITDA	13.2	15.3	12.8	11.6	15.4	15.1	15.9	15.6	16.1	15.9
Enterprise Value / 2017E EBITDA	12.3	14.2	11.4	10.4	14.3	14.1	14.8	14.5	15.0	14.7
2016E P / E	20.5 x	24.3 x	19.5 x	18.5 x	24.6 x	24.0 x	25.4 x	24.9 x	25.9 x	25.3 x
2017E P / E	18.5 x	21.9 x	17.3 x	16.4 x	22.2 x	21.7 x	22.9 x	22.5 x	23.3 x	22.9 x
Royals Shareholders Ownership					19.6 %	19.6 %	17.9 %	17.9 %	18.5 %	18.5 %
Braves Shareholders Ownership					80.4 %	80.4 %	82.1 %	82.1 %	81.5 %	81.5 %

Source: Bloomberg, IBES, Royals Management projections as first provided to GS on 29-Oct-2016 for its use and other information provided by Royals Management

Note: Multiples based on IBES estimates.

[1] Braves and Royals standalone represents closing price prior to offer announcement.

[2] Calculated from public filings and share count per Royals Management. Braves quotes enterprise value of $93bn in proposal dated 20-Oct-2016. Braves EV adjusted for ~42% equity stake in Royals and 30% equity stake in ITC Ltd.

Supplemental Information

7

For Discussion Purposes Only
INVESTMENT BANKING
DIVISION
Goldman
Sachs
Analysis of Public Trading Since Announcement Implying Various Hypothetical Undisturbed Prices for Royals and Braves
Royals
20-Oct-2016:
$47.17
19-Dec-2016:
$55.97
Braves
20-Oct-2016:
£48.03
19-Dec-2016:
£45.52
Royals
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
(2.0)%
(4.0)%
Implied
Benchmark Change Royals Price
Altria 9.6% $ 51.68
S&P 500 5.7 49.84
S&P 500 Consumer Staples 0.9 47.58
US-Focused Consumer Staples1 1.6 47.91
9.6%
5.7%
1.6%
0.9%
20-Oct 31-Oct 9-Nov 18-Nov 30-Nov 9-Dec
Braves
6.0%
4.0%
2.0%
0.0%
(2.0)%
(4.0)%
(6.0)%
(8.0)%
(10.0)%
(12.0)%
Implied Braves Price
Benchmark Change USD GBP
Braves (USD) (3.9)% $ 56.53 -
Braves (GBP) (5.2) - 45.52
Philip Morris (4.3) 56.31 -
UK Consumer2 (USD) (4.8) 56.01 -
UK Consumer2 (GBP) (6.5) - 44.91
(3.9)%
(4.3)%
(4.8)%
(5.2)%
(6.5)%
20-Oct 31-Oct 9-Nov 18-Nov 30-Nov 9-Dec
Source: Bloomberg, CapIQ, Market data as of 19 Dec-2016 Source: CapIQ, Bloomberg
1 US Focused Consumer Staples includes: CVS, TSN, WFM, HRL, SJM, SYY, DPS, CAG, CLX, CHD, HSY, CPB, MNST, WMT, COST, GIS, WBA, and K.
2 UK Consumer includes: ABF LN, CCH LN, DGE LN, RB LN, and UNLV LN.
Supplemental Information 8

For Discussion Purposes Only
INVESTMENT BANKING
DIVISION
Goldman
Sachs
Analysis of Potential Premiums Based on Range of Hypothetical Undisturbed Prices
Revised Offer:
$58.30
Royals
Undisturbed:
$47.17
Premium:
23.6%
Royals Hypothetical Undisturbed Share Price
Based on US Focused
Based on MO Consumer Staples1
+9.6% +1.6%
$ 51.68
$ 47.17 $ 47.17$ 47.91
20-Oct 19-Dec 20-Oct 19-Dec
Braves Hypothetical Undisturbed Share Price
Based on PM Based on UK Consumer2
(2.1)% (2.8)%
£ 48.03 £ 47.02 £ 48.03£ 46.71
Based on MO Based on MO
+8.0% in GBP +8.0% in GBP
Based on PM Based on UK Consumer (6.5%) in GBP (5.6%) in GBP
20-Oct 19-Dec 20-Oct 19-Dec
Implied Offer Value: $ 59.26 Implied Offer Value: $ 59.06
Braves HUSP Based on PM
Royals HUSP Based on MO Royals HUSP Based on US
Focused Consumer Staples
Royals HUSP $ 51.68 $ 47.91
Implied Offer Value $ 59.26 $ 59.26
Implied Premium 14.7% 23.7%
Braves HUSP Based on UK Consumer
Royals HUSP Based on MO Royals HUSP Based on US
Focused Consumer Staples
$ 51.68 $ 47.91
$ 59.06 $ 59.06
14.3% 23.3%
Source: Bloomberg, CapIQ, Thomson, Market data as of 19-Dec-2016 Note: Analysis does not break out Braves investment in ITC Ltd.
1 US Focused Consumer Staples includes: CVS, TSN, WFM, HRL, SJM, SYY, DPS, CAG, CLX, CHD, HSY, CPB, MNST, WMT, COST, GIS, WBA, and K.
2 UK Consumer includes: ABF LN, CCH LN, DGE LN, RB LN, and UNLV LN.
Supplemental Information 9